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                                                                    EXHIBIT 23.4

                       CONSENT OF THOMPSON & KNIGHT L.L.P.

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 being filed by Noble Corporation pursuant to Rule 462(b) of our opinion included as Exhibit 8.2 to the Registration Statement (No. 333-84278) (the "Prior Registration Statement") and to the use of our name in the portions of the Proxy Statement/Prospectus (included in the Prior Registration Statement) captioned "Material Income Tax Consequences of the Merger - U.S. Federal Income Tax Consequences of the Merger" and "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          THOMPSON & KNIGHT L.L.P.



                                          By:  /s/ THORNTON HARDIE III
                                             ----------------------------
                                             Thornton Hardie III, Partner

                                          April 22, 2002